Exhibit 99.1

Horizon Technology Finance

An affiliate of Monroe Capital

Horizon Technology Finance Corporation Closes
Merger with Monroe Capital Corporation

Farmington, Connecticut – April 14, 2026 – Horizon Technology Finance Corporation (NASDAQ: HRZN) (“Horizon” or the “Company”) announced today the closing of the previously announced merger of Monroe Capital Corporation (NASDAQ: MRCC) (“MRCC”) with and into Horizon, with Horizon remaining as the surviving company. The combined company, which remains externally managed by Horizon Technology Finance Management LLC (“HTFM”), will have approximately $471.7 million of net assets on a pro forma basis immediately following closing, including approximately $141.1 million in cash received in connection with the merger. As stated in the Company’s proxy statement, the Company intends to use such cash to repay a portion of its outstanding indebtedness and to make investments in accordance with its investment objective and strategies.

“We are excited to complete our merger with MRCC and launch a new chapter of the Horizon story,” said Mike Balkin, Chief Executive Officer of Horizon. “Strengthened by the added capital resources from the MRCC merger and the continued backing of Monroe Capital, a leading asset manager with approximately $24 billion in AUM, we believe we are well positioned to compete for and win a greater number of larger-sized originations, accelerating our growth and overall scale and increasing our risk-adjusted returns over time. By successfully executing on our growth strategy, we believe we will drive long-term value creation for our shareholders, while we continue to be a leading financial partner to the innovation economy.”

Ted Koenig, Chairman and CEO of Monroe Capital, added, “Horizon is an important and growing part of the Monroe Capital family. By combining MRCC and HRZN, we expect to deliver more efficient and effective capital solutions to the venture debt and small-cap public company growth market segments. Our plan is to materially grow the new Horizon and create long-term value for its shareholders. Our award-winning lower middle market private credit platform has been creating and delivering value-added capital solutions to our clients for over twenty years.”

In connection with the closing of the merger, Horizon will issue 20,370,693 shares of Horizon common stock in the aggregate, or 0.9402 shares of Horizon common stock for each share of MRCC common stock, to MRCC stockholders (and payment of cash in lieu of fractional shares). Former MRCC stockholders and legacy Horizon stockholders will own 29.86% and 70.14% of the combined company, respectively, immediately following the closing of the merger.

As previously announced by MRCC, applicable legacy MRCC stockholders will also receive a final cash distribution from MRCC, on or around April 17, 2026, of $0.60 for each share of MRCC common stock outstanding as of the record date on April 10, 2026, which amount comprises an aggregate of $13 million sourced from the net proceeds received by MRCC from Monroe Capital Income Plus Corporation (“MCIP”) in connection with MRCC’s sale of its investment assets to MCIP immediately prior to the closing of the merger.

Horizon Supplemental Distributions

In addition, as previously announced, Horizon’s Board of Directors (the “Board”) intends to use a portion of Horizon’s undistributed taxable earnings of $27.6 million as of December 31, 2025 to supplement Horizon’s regular monthly distributions to the combined company’s shareholders for its next two fiscal quarters following the closing of the merger (the “Horizon Supplemental Distributions”), commencing with the monthly distribution payable in July 2026 and subject to the Board’s declaration of the distributions. In considering whether to declare any Horizon Supplemental Distributions, the Board will consider, among other things, (1) Horizon’s ongoing compliance with asset coverage ratio requirements under the Investment Company Act of 1940, (2) Horizon’s compliance with applicable financial and other operating covenants under Horizon’s financing agreements, and (3) Horizon’s general investment performance and available liquidity, as well as general market conditions at the time.

Investment Management Agreement Fee Waiver

In connection with the closing of the merger, HTFM agreed to waive an aggregate amount of up to $4 million of base management fees and incentive fees over the first four full fiscal quarters following the closing of the merger (the “Fee Waiver”). The Fee Waiver will be made at a rate of up to $1 million per quarter commencing at the end of the quarter ending September 30, 2026 (the first full fiscal quarter following the closing). The Fee Waiver for each applicable fiscal quarter will not exceed the greater of (a) the total amount of base management and incentive fees earned by HTFM during such fiscal quarter and (b) $1 million.

Horizon Stock Repurchase Program

In connection with the closing of the merger, Horizon affirms its intent to utilize its previously authorized $10 million stock repurchase program to purchase shares of Horizon common stock on the open market or in privately negotiated purchases pursuant to Rule 10b-18 and other applicable provisions of the Securities Exchange Act of 1934, as amended, provided that such purchases, in the aggregate, do not exceed 2% of the shares outstanding at the time of purchase and such shares are purchased only when such shares are trading below 90% of Horizon's most recently disclosed net asset value per share. Horizon’s authorized stock repurchase program is scheduled to expire on June 30, 2026, unless extended by the Board.

Horizon Board of Directors

Upon the closing of the merger, (1) each of James Bottiglieri, Edward Mahoney, Robert Pomeroy, Elaine Sarsynski and Joseph Savage resigned from the Board and their respective Board committees, (2) the size of the Board was reduced to four directors and (3) Thomas Allison’s election to the Board became effective. Mr. Allison was previously elected to serve on the Board, subject to the closing of the merger, by Horizon’s stockholders at its special meeting of stockholders held on March 13, 2026.

Mr. Allison, who previously served as an independent director of MRCC, will serve as an independent Class I Director until the 2026 annual meeting of Horizon’s stockholders or until his successor is duly elected and qualified. Horizon expects that Mr. Allison will be appointed to serve on each standing committee of the Board.

Transaction Advisors

Oppenheimer & Co. Inc. served as financial advisor to the Special Committee of Horizon in connection with the merger. Blank Rome LLP acted as the legal counsel to the Special Committee of Horizon.

Houlihan Lokey Capital, Inc. served as financial advisor to the Special Committee of MRCC in connection with the transactions. Nelson Mullins Riley & Scarborough LLP acted as the legal counsel to the Special Committee of MRCC.

Dechert LLP served as legal counsel to Monroe Capital BDC Advisors, LLC and HTFM in connection with the transaction.

About Horizon Technology Finance Corporation

Horizon Technology Finance Corporation (NASDAQ: HRZN) is a leading specialty finance company that provides secured loans to venture capital-backed companies in the technology, life-science, healthcare information & services, and sustainability industries. Horizon is externally managed by Horizon Technology Finance Management LLC, an affiliate of Monroe Capital LLC.

Forward Looking Statements

Some of the statements in this communication constitute forward-looking statements because they relate to future events, future performance or financial condition. The forward-looking statements may include statements as to future operating results and distribution projections of the Company, including with respect to expected timing or amount of the Horizon Supplemental Distributions; business prospects of the Company, and the prospects of its portfolio companies; the expected benefits of the merger such as improved operations, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of the Company following completion of the merger; and the impact of the investments that the Company expects to make. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions, although not all forward-looking statements include these words. The forward-looking statements contained in this communication involve risks and uncertainties. More information on the risks and other potential factors that could affect these forward-looking statements is included in the Registration Statement on Form N-14 (File No. 333-290114) filed with the Securities and Exchange Commission (the “SEC”) that contains a joint proxy statement of Horizon and MRCC and prospectus for Horizon. You should not place undue reliance on such forward-looking statements, which are based upon Company management’s current views and assumptions regarding future events and operating performance, and speak only as of the date any such statement is made.

Although the Company undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that it may make directly to you or through reports that the Company in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

Investor Relations:
ICR
Garrett Edson
ir@horizontechfinance.com
(646) 200-8885

Media Relations:
ICR
Chris Gillick
HorizonPR@icrinc.com
(646) 677-1819